Exhibit 99.1

Hercules Capital Strengthens Its Capital Resources with New $400.0 Million Credit Facility to Support Continued Investment Portfolio Growth

The Company has replaced its $200.0 million MUFG credit facility with a $400.0 million facility, with all existing lenders and several new lenders providing commitments

PALO ALTO, Calif., February 20, 2020 - Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”) the largest and leading specialty finance provider to innovative, venture, growth and established stage companies backed by some of the leading and top-tier venture capital and select private equity firms, today announced that effective February 20, 2020, it has replaced its existing $200.0 million credit facility with MUFG Union Bank N.A. (“MUFG”) with a new credit facility under which Royal Bank of Canada /City National Bank, a National Banking Association, Goldman Sachs Bank USA, Umpqua Bank, TIAA, FSB, Zions Bancorporation, N.A., dba California Bank & Trust, HSBC Bank USA, N.A., Hitachi Capital America Corporation and CIT Bank, N.A., together with MUFG, have committed a total of $400.0 million in credit capacity subject to borrowing base, leverage and other restrictions. The new credit facility also includes an uncommitted accordion feature of $200.0 million. The interest rate applicable to borrowings under the new credit facility has been reduced to LIBOR plus 2.50% and the advance rate under the new credit facility has been increased to a maximum of 65% against eligible loans. The new credit facility matures in February 2023, plus a 12-month amortization period.

“With the announcement of our recent 5-year investment grade bond offering totaling $120.0 million and our new credit facility with MUFG and others, our combined total potential new liquidity has been greatly enhanced and will allow us to continue to pursue growth of our investment portfolio,” said Seth Meyer, chief financial officer of Hercules. “This new credit facility is larger, with improved pricing and flexibility, and is supported by a very strong syndication of existing and new lenders. The further strengthening of our capital and liquidity positions us well to fund the growth of our business and take advantage of market opportunities.”

Scott Bluestein, chief executive officer and chief investment officer of Hercules added, “Reducing our cost of capital and improving operational flexibility is a priority for us and this new facility accomplishes both. We welcome each of our new lenders and thank our existing bank partners and MUFG for their long-standing support of our industry-leading franchise, and look forward to continuing our long-term relationship.”

For additional information, please review the Company’s current report on Form 8-K, to be filed with the Securities and Exchange Commission (“SEC”), which will include the completed transaction documents.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $10.0 billion to over 490 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call (650) 289-3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under ticker symbol HTGC. In addition, Hercules has two retail bond issuances of 5.25% Notes due 2025 (NYSE: HCXZ) and 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com